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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                         pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest Event Reported): December 6, 2001


                                 SONICWALL, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         California                   000-27732                77-0270079
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                               1160 Bordeaux Drive
                               Sunnyvale, CA 94089
                                 (408) 745-9600
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               (Address, including zip code and telephone number,
                         of principal executive offices)


ITEM 5.  OTHER EVENTS.

     On December 6, 2001, a securities class action complaint was filed in the U.S. Southern District Court of New York against certain of the Company's underwriters in its initial public offering in November 1999 and its follow-on offering in March 2000, the Company and three of the Company's officers and directors. The complaint seeks damages or rescission for misrepresentations or omissions in the prospectuses relating to, among other things, the alleged receipt of excessive and undisclosed commissions by the underwriters in connection with the allocation of shares of common stock in the Company's public offerings. SonicWALL believes that the claims against it and its officers and directors are without merit and intends to vigorously defend against these allegations.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2001


                                 SONICWALL, INC.

                                 By: /s/ Gregory K. Miller

                                 Gregory K. Miller
                                 Senior Vice President, Legal
                                 and Corporate Affairs